EXHIBIT 99B.2

SELECTED CONSOLIDATED DATA                                                       U S WEST, Inc.
(UNAUDITED)
Dollars in            Quarter Ended          Six Months Ended
millions, except per  June 30,           %   June 30,            %
share amounts           1995    1994   Change  1995     1994   Change
- - ----------------------------- -------  ------ ------- -------  ------
EBITDA (#1)<F1>       $1,225  $1,142      7.3  $2,451   $2,287    7.2
EBITDA margin           42.3%   42.2%      -     42.8%    42.8%    -
Capital
 expenditures         $  744  $  627     18.7  $1,365   $1,227   11.2
Return on common
 equity                 16.6%   22.9%      -     17.0%    22.1%    -
Debt-to-capital
 ratio (#2)<F2>         53.9%   51.8%#<F3) -     53.9%    51.8%#   -
Dividends per common
 share                $0.535  $0.535       -    $1.07    $1.07     -
Common shares
 outstanding
   (millions)          470.7   454.3      3.6   470.7    454.3    3.6
Employees (#3)<F4>    61,448  61,320      0.2  61,448   61,320    0.2








<F1>
#  As of December 31, 1994
<F2>
# 1: Earnings before interest, taxes, depreciation, amortization, and other (EBITDA). EBITDA also excludes gains on sales of assets and equity losses.
<F3>
# 2: Ratio excludes preferred stock. 1995 and 1994 Ratios, including the debt included in the net investment in assets held for sale, are 56.5% and 55.5%, respectively.
<F4>
# 3: 1995 Includes 903 additional employees due to the December 1994 acquisition of the Atlanta cable properties.